EXHIBIT 99.1
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            Alpha Spacecom, Inc. Renamed as Beicang Iron & Steel Inc.
                      After Acquisition of Chinese Business

     Beijing, China - November 3, 2006 - Alpha Spacecom, Inc. (OTCBB: "ASCM"), (the "Company"), announced today that it has completed a merger with East Glory Investments Group, Ltd. ("EGIG"), a Cayman Islands corporation, by issuing an aggregate of 899,196,930 "restricted" shares of its authorized but previously unissued Common Stock, representing 90% interest, to the stockholder of EGIG in exchange for all of the issued and outstanding common stock of EGIG.

     EGIG, through its wholly owned subsidiary, Shanxi Bestlink Management Consulting Co. Ltd. ("Bestlink"), has entered into certain exclusive agreements with Pinglu County Changhong Ferroalloy Co. Ltd. ("PL") and Fanshi County Xinyu Iron Resources Co. Ltd. ("FS"). PL and FS hold the licenses and approvals necessary to operate the iron ore refinery businesses in China. Pursuant to these agreements, Bestlink provides exclusive management, consulting and other general business operation services to PL and FS in return for a services fee which is equal to 95% of PL and FS's revenue, less their operational cost and fees. In addition, PL and FS's shareholders have pledged their equity interests in PL and FS to Bestlink, irrevocably granted Bestlink an exclusive option to purchase, to the extent permitted under PRC law, all or part of the controlling equity interests in PL and FS, and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Bestlink. Through these contractual arrangements, EGIG, through Bestlink, has the ability to substantially influence PL and FS's daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

     PL and FS engage in the refinery of iron ores. PL produces ferrochromium alloy, whereas FS produces palletized iron that is used in steel manufacturing. Customers include major steel manufacturers in China. Annual production capacity amounts to 40,000 tons of ferrochromium, while annual revenue during the fiscal year ended December 31, 2005 amounted to $34.9 million (US). Total sales increased by 61% from $12.9 million for the six months ended June 30, 2005, to $20.7 million for the same corresponding period in 2006.

     As  part  of  the   transaction,   the  Company  amended  its  Articles  of
Incorporation to increase its authorized capital, as well as to change its name to "Beicang Iron and Steel Inc." As a result, the new stock symbol is "BEIC."

     The Company's management, including Xuedong Hu, Jian Wang and Rain Zhang, resigned their respective positions and Hou Beicang has been appointed as Chairman, CEO, President, Chief Financial Officer and Secretary.

     Hou Beicang, the newly appointed Chairman and CEO and director commented, "We are very pleased to complete this acquisition. With the new ability to access the


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capital markets, we believe we can grow our businesses in a more substantial way in the next three years. We are extremely excited about this transaction and are committed to increasing our shareholder values for years to come."

     Xuedong Hu, former Chief Executive Officer of the Company, stated "This is a major development for our Company. We have been working diligently on an acquisition that will create value for our shareholders. We believe this transaction will bring substantial value to our shareholders."

  Safe Harbor Statement

     Certain of the statements set forth in this press release constitute "forward-looking statements." Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning," "expect,"
"believe," "will likely," "should," "could," "would," "may" or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the company's actual results and financial position to differ materially from those included within the forward-looking statements. Forward-looking statements involve risks and uncertainties, including those relating to the Company's ability to grow its business. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the Company's limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company's business and financial results is included in the Company's filings, available via the United States Securities and Exchange Commission. Contact:

Ms. Lydia He
Phone:  86 - 351- 4656727
Email:  sxbcjt@126.com